EXHIBIT 99.2

GlyEco Issues Shareholder Update Letter

PHOENIX, AZ / ACCESSWIRE / January 4, 2016 / A leader in sustainable glycol technologies, GlyEco, Inc. ("GlyEco" or the "Company") (GLYE), announced the issuance of a letter by Interim CEO and President David Ide to update shareholders on Company progress.

Dear Fellow Shareholders:

Thank you for your commitment to GlyEco, Inc. and our year of transition from concept to operations. Our team will reflect upon this past year with great pride and accomplishment with 2015 delivering upon our promises to develop a firm foundation for the future of our Company. We have identified opportunities in the market, challenges with our focus, and made tough decisions where we were distracted in our execution. 2015 was a transformational year for our Company as well, as we achieved the highest revenues in the history of our organization, strengthened our intellectual property assets, paired considerably our losses, reinforced our internal operational systems and procedures, empowered our field leaders, and advanced GlyEco as a brand in the automotive retail industry. Our gains in 2015 are not an anomaly; they are calculated both strategically and tactically to ensure 2016 will not be a year of regress, but rather expansion, revenue growth, and profitability. We expect 2016 to be a year where we broaden our relationships with existing customers, optimize operations at our facilities, expand our footprint, further our technology through laboratory expansion and facility improvements, enhance our technical and sales personnel, and prioritize timely and customized service to our customers.

Since March 2015, we have added 1,000 national automotive retail customers throughout our footprint. We expanded our direct delivery locations from 4,000 to 5,000 customers, increased antifreeze sales by 60% (approximately $5.3 million in 2015), and retained over 90% of 2014 business in 2015. We entered the Rhode Island, Massachusetts, and Connecticut automotive retail markets through partnership and Atlanta, Charlotte, Jacksonville, Miami, Ohio, and Kentucky via direct delivery. In 2016, we will expand into additional major metropolitan locations in the Northeast, Southeast, Midwest, and as awarded in Texas. We believe 2016, as 2015 was, will be a record revenue year for GlyEco, Inc. and another step in our national retail automotive ambitions. We have begun the diversification of our products, as requested by certain national automotive retailers, to include windshield fluids and have successfully implemented these products in strategically significant regions in 2015. We expect to continue this product expansion in 2016 in Maryland, Virginia, South Carolina, Florida, and South Dakota during the first six months of the year. We have expanded our presence in the automotive dealership industry with our specialty-blended products and expect to grow this business in 2016 as well. GlyEco will also diversify its glycol products to include heat transfer fluids, and as we are one of two certified glycol recyclers approved by the US Department of Defense, we will continue our efforts to deliver the highest quality products to our men and women serving our country domestically and abroad.

In 2016, we will identify and absorb additional processing facilities in strategically important regions East of the Rocky Mountains. Our current footprint has the processing capacity to meet our current client and future client needs in 2016. However, we believe our quick to partner technology, mobile field operations, quality control & assurance, customer service, and GlyEco University allow us to quickly grow the number of facilities owned by GlyEco. These facilities are similar to those acquired from 2012 to 2014, which we have grown over the years, are profitable, and will continue to grow for the foreseeable future. We will identify these locations in the East and Southern United States in 2016 and whether they meet our criteria of 1) proper equipment, 2) leadership, 3) commitment to quality of product and service, 4) geographically enhancing our footprint, and 5) being located within our national retail opportunities or awarded contracts. We believe inorganic growth will play a small role in our 2016 revenue goals, however, we will continue to search for entrepreneurial leaders in geographically advantageous regions. We will also develop a number of product transfer stations to reduce the "windshield" time of our dedicated delivery teams and to quick to partner new and or growing national retail opportunities.

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We believe our focus and dedication to the automotive retail industry will continue to insulate GlyEco, Inc. from the challenging commodities market over the next few years as we develop our greenfield concentrate site. Our margins continue to grow in parallel with our dedication to quality and customer service, and we expect 2016 to again see gains in national retail customers, automotive dealerships, and strategic large volume accounts.

In 2015, GlyEco focused on institutionalizing our intellectual property, our systems and practice, and our craft. We established GlyEco University as the first in glycol recycling to advance our Quality Control & Assurance Program internally, support the education of our national retail customers, and promote the ongoing science. As we closed out 2015, GlyEco began development of our Research and Development Center and accompanying laboratory. This is another step for GlyEco to retain its advancements in the glycol recycling industry and to ensure the gains we achieve are available to all GlyEco locations. A benefit to our dedication of the craft is the mobility of our technology and the ability of GlyEco to continue accepting hard or historically impossible to recycle waste streams. As we close out 2015, we have received and begun to process these waste streams from leading providers in environmental, energy, and industrial services companies. Our technology is no longer concentrated in one facility, but rather it is part of our Company's DNA. This focus and dedication allows us to relocate our largest, most profitable, and most predictable customers from a discontinued operation with a smooth transition, exact specifications, and without disruption or downtime. Our dedication to institutionalizing our technology will also deliver a transition in our reliance on third party contractors, consultants, and advisors as we enter 2016. We will advance our technology with the support of third-party testing and certification, however we will employ our chemists and scientists on a fulltime basis and move away from non-employed contractors. As part of this, we will transition Mr. Richard Geib as Chief Technology Officer in early 2016, however we will continue to work side by side with his additive business and collaborate with his team, as needed. We expect in 2016 to continue to identify unique processes for recycling glycol as we focus on hard or historically impossible to process glycol waste streams. We also expect to secure these advancements through the United States Patent and Trademark Offices (USPTO), GlyEco University, and as with our current processes, mobilize the technology throughout our growing footprint.

We believe our direction for 2016 and beyond is solid and our ability to expand and grow is bright. We believe now is the time for our Company to leap forward with the opportunities in hand and the relationships we have forged. Therefore, though we have not yet sent any of the documentation to participate, the Company plans to continue with a Rights Offering in 2016 to add resources to our growing business to meet the needs of our customers, advance our technology, and deliver to our shareholders the next chapter in our Company's progress. Our use of proceeds are twofold, 1) to continue our revenue growth, and 2) to support the business as we continue our pivot to predictability and profitability, which we believe will occur by Q2 2016. We have all the makings and focus to create an exceptional brand in the glycol recycling industry and in certain locations and regions we see a land grab for our quality products and service. We believe the time is now to gain considerable market share, and our customers are waiting for us to engage at these higher levels. We believe the time is now to press forward our initiatives with our focus on profitable, commodities insolated, growth partners that require GlyEco to fill the breach in their expansion and executable plans. If we are unable to support their needs, we believe the business may find alternate suitors or slow the rate of their company initiatives. Our dedicated leadership team, who have and continue to execute, believe additional resources will secure and deliver our business goals. In April 2015, as your interim Chief Executive Officer, I outlined four basic tenants for you my fellow shareholders to measure our success and failure by. Those four basis tenants were as follows:

Strategic Objective #1:  GlyEco will continue its dedication to quality. As we are institutionalizing our technology, our quality control and assurance program will continue to develop as the standard in the glycol industry.

Update: As described above, GlyEco has mobilized and institutionalize its technology, received patent protection on certain processes, developed our own Research and Development Center, and continues today to accept and recycle new glycol waste streams.

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Strategic Objective #2: GlyEco will focus on maximizing the profitable businesses we own, focus on the expertise of our entrepreneurial managing partners, and work with our national customers to increase same store revenues. We will also focus on satellite locations where we will expand our sales and delivery routes in areas we believe positively impact our topline revenue and bottom line profitability.

Update: As described above, we have grown sale store revenues at our six processing facilities and delivered historical quarterly and annual revenues highs for 2015. We added approximately 1,000 new direct delivery locations in 2015, and as we optimize these locations in 2016, we expect to witness EBITDA between 18% - 30%.

Strategic Objective #3: GlyEco will deploy field technology to support the automation and logistical requirements for growth. We will deploy smart routing, inventory and quality control, CRM for sales, billing, and payments, which we believe delivers greater control to our managing partners in the field and their teams to increase client acquisition and retention.

Update: Our quick to partner technology continues to impress our national retail automotive customers, and our systems will continue to evolve in 2016. Our partners know and trust us with their growth initiatives, and our ability to optimize our operations will continue to support the profitability of our centers, allow immediate partnership opportunities, and reduce the friction on new customer onboarding. In addition, our field technology combined with our alternate partner modules will allow GlyEco to expand its M&A opportunities in 2016 and beyond.

Strategic Objective #4: GlyEco will continue to deploy its technology throughout our footprint. We have created processes which work and at scale. We will take what we have learned and employ this across our company and search for like-minded companies who wish to partner, license, or become part of the GlyEco family. GlyEco is about its technology and in 2015 we will continue our leadership position in the space. We will establish GlyEco University as the first steps to create awareness of the glycol industry, why it is important to recycle this waste stream, and the value it returns our customers and our communities. We will train and advance GlyEco University to our national partners and help them establish standards for quality and processes to insure consistency for their customers.

Update: We received our first patent in the glycol recycling space and utilize this and internal breakthroughs to advance our ability to accept and recycle hard to or historically impossible to process waste streams. We created mobility in our technology to insure our facilities continue to accept these streams and are becoming an identified processor of these streams. We delivered GlyEco University to our internal team as well as our partners to advance the education of our science and institutionalized the technology to secure future development in the space.

I wish to thank the leaders of our organization, those who meet the needs of our customers daily, and who have worked tirelessly in 2015 to improve and advance our business. Alan, Wayne, Rob, Todd, Joe, Dennis, Miles, Brian, and their direct delivery teams, customer service, and our corporate team for their work. Thank you to our shareholders. We believe 2016 will see another record year and appreciate your investment, patience, and commitment to us in 2015 and beyond.

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Sincerely, David Ide Interim Chief Executive Officer and President

About GlyEco, Inc.

GlyEco collects and recycles waste glycol streams into reusable glycol products that are sold to third party customers in the automotive and industrial end-markets in the United States. Our proprietary and patented technology allows us to recycle all five major types of waste glycol into high-quality products usable in any glycol application. We are dedicated to being the standard in the glycol industry by providing the highest-quality products, services, and technology possible to our customers.

For further information, please visit: http://www.glyeco.com

To partner or to start a project with us, please visit: Start a Project with GlyEco!

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the words "believe," "anticipate," "expect," "intend," "estimate," and similar expressions. All statements in this document regarding the future outlook related to GlyEco, Inc. are forward-looking statements. Such statements are based on the current expectations, beliefs, estimates and projections of management and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including the risk that the future data will not be as favorable as the initial results. Additional uncertainties and risks are described in our most recent Annual Report on Form 10-K. For a more detailed discussion of factors that affect GlyEco's operations, please refer our filings with the Securities and Exchange Commission ("SEC"). Copies of these filings are available through the SEC website at http://www.sec.gov. All forward-looking statements are based upon information available to us on the date hereof, and GlyEco undertakes no obligation to update this forward-looking information.

Contact:

GlyEco, Inc.

Dwight Mamanteo

Non-Executive Chairman

dwight@glyeco.com

866-960-1539 ext. 703

SOURCE: GlyEco, Inc.

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